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    As filed with the Securities and Exchange Commission on March 31, 1997

     Registration  No.  333-_______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                                U S WEST, INC.
            (Exact name of registrant as specified in its charter)
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


Delaware                                   84-0926774
(State or other jurisdiction of      (I.R.S. Employer
 incorporation or organization)   Identification No.)


                            7800 East Orchard Road
                           Englewood, Colorado 80111
                                (303) 793-6500
(Address, zip code, telephone number, and area code, of registrant's principal executive offices)


                             U S WEST MEDIA GROUP
                      1997 BROAD-BASED STOCK OPTION PLAN
                           (Full title of the Plan)


                            STEPHEN E. BRILZ, ESQ.
                                U S WEST, INC.
                            7800 East Orchard Road
                           Englewood, Colorado 80111
                                (303) 793-6626
     (Name, address, zip code, telephone number and area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

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

Title of each class of securities                                               Amount to be  Proposed maximum offering
to be registered                                                                registered    price per share (1)<F1>

U S WEST Media Group Common                                                        3,300,000  $                  19.2813
 Stock, $.01 par value (2)<F2>
______________________________________________________________________________



Title of each class of securities                                               Proposed maximum           Amount of
to be registered                                                                aggregate offering price   registration fee
                                                                                                  (1)<F1>            (1)<F1>
U S WEST Media Group Common                                                     $              63,628,290  $          19,282
 Stock, $.01 par value (2)<F2>
______________________________________________________________________________

<F1>
(1)    The  registration  fee  for  all  securities  registered  hereby,  $19,282,  has been calculated as follows:  one thirty-third  (1/33)  of  one  percent  of $19.2813 (the average of the high and low prices reported in the consolidated reporting system of the New York Stock Exchange on March 27, 1997) multiplied by 3,300,000 shares of Common Stock of U S
WEST  Media  Group.
<F2>
(2)  Includes Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from  the  Media  Stock.




                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.    Incorporation  of  Documents  by  Reference.

     The following documents have been filed by U S WEST, Inc., a Delaware corporation ("U S WEST" or the "Company") or U S WEST, Inc., a Colorado corporation ("U S WEST Colorado") with the Securities and Exchange Commission
(the "Commission"), (File No. 1-8611) and are incorporated herein by reference:

     (1)    Annual  Report  on Form 10-K for the year ended December 31, 1996.

     (2)    Current  Reports  on Form 8-K dated January 22, 1997, February 18,
1997  and  March  28,  1997.

     (3) The description of the Communications Stock, the Media Stock, and the Communications Rights and Media Rights issuable pursuant to an Amended and Restated Rights Agreement between the Company and State Street Bank and Trust
Company,  as  Rights  Agent, set forth in Item 4 of the Company's Registration
Statement on Form 8-B filed with the Commission on August 23, 1995 (as amended by Form 8-B/A filed with the Commission on September 11, 1995).

     All  documents filed by U S WEST pursuant to Sections 13(a), 13(c), 14 or
15(d)  of  the  Exchange  Act  subsequent  to  the  date  of this registration statement  and  prior  to  the  filing  of  a  post-effective  amendment which indicates  that all securities offered have been sold or which deregisters all securities  then  remaining  unsold,  shall  be  deemed  to be incorporated by reference in this registration statement and to be a part hereof from the date
of  filing  of  such  documents.    Any  statement  contained  in  a  document
incorporated  or deemed to be incorporated by reference herein shall be deemed to  be  modified  or superseded for purposes of this registration statement to the  extent  that  a  statement  contained herein or in any other subsequently filed  document,  which  also  is or is deemed to be incorporated by reference herein  modifies or supersedes such statement.  Any such statement so modified or  superseded  shall  not  be deemed, except as so modified or superseded, to constitute  a  part  of  this  registration  statement.

Item  4.    Description  of  Securities.

     The  class of securities to be offered hereby is registered under Section
12  of  the  Exchange  Act.

Item  5.    Interests  of  Named  Experts  and  Counsel.

     Not  Applicable.

Item  6.    Indemnification  of  Directors  and  Officers.

     Section  145 of the Delaware General Corporation Law (the "DGCL") permits
U  S  WEST's  board  of  directors  to  indemnify  any person against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     U S WEST's Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

     As  permitted  by  Sections  102 and 145 of the DGCL, U S WEST's Restated
Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under
Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

     The directors and officers of U S WEST are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

Item  7.    Exemption  from  Registration  Claimed.

     Not  Applicable.

Item  8.    Exhibits.

     Exhibits  identified  in  parentheses below are on file with the SEC, and are  incorporated  herein  by  reference  to  such  previous  filings.
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

Exhibit
Number    Description
--------  ----------------------------------------------------------------------------

(4)       Form of Amended and Restated Rights Agreement between U S WEST, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights
          Agent (Exhibit 4-A to Registration Statement No. 33-59315).

5         Opinion of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of
          U S WEST, Inc., regarding the legality of the Securities being registered.

23-A      Consent of Arthur Andersen LLP.

23-B      Consent of Coopers & Lybrand L.L.P.

23-C      The Consent of Stephen E. Brilz, Corporate Counsel and Assistant Secretary
          of U S WEST, Inc., is included in the opinion of counsel filed as Exhibit 5.

24        Power of Attorney executed by directors and officers who signed this registration statement.
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Item  9.    Undertakings.

(a)          RULE  415  OFFERINGS.

     U  S  WEST  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          FORM  S-8  UNDERTAKINGS.

     Insofar  as  indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the  registrant  pursuant  to  the  foregoing  provisions,  or  otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission  such  indemnification is against public policy as expressed in the
Act  and  is,  therefore,  unenforceable.    In  the  event  that  a claim for
indemnification  against  such  liabilities  (other  than  the  payment by the registrant  of expenses incurred or paid by a director, officer or controlling person  of  the  registrant  in  the successful defense of any action, suit or proceeding)  is  asserted  by  such director, officer or controlling person in connection  with  the securities being registered, the registrant will, unless in  the  opinion  of  its  counsel  the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question whether such  indemnification  by  it is against public policy as expressed in the Act and  will  be  governed  by  the  final  adjudication  of  such  issue.

                                  SIGNATURES

THE  REGISTRANT.   Pursuant to the requirements of the Securities Exchange Act of  1933,  U  S WEST, Inc. certifies that it has reasonable grounds to believe that  it meets all the requirements for filing on Form S-8 and has duly caused this  Registration  Statement  to  be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the
31st  day  of  March  1997.


U S WEST, Inc.

       /S/ STEPHEN E. BRILZ
By:______________________________________
           Stephen E. Brilz
           Assistant Secretary


Pursuant  to  the  requirements  of  the Securities Exchange Act of 1933, this
Registration  Statement  has  been  signed  by  the  following  persons in the capacities  and  on  the  date  indicated.
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

PRINCIPAL EXECUTIVE OFFICER:
      Richard D. McCormick*   Chairman of the Board, President and
                              Chief Executive Officer
PRINCIPAL FINANCIAL OFFICER:
      Michael P. Glinsky*     Executive Vice President and
                              Chief Financial Officer


DIRECTORS:
     Remedios  Diaz-Oliver*
     Grant  A.  Dove*
     Allan  D.  Gilmour*
     Pierson  M.  Grieve*
     Allen  F.  Jacobson*
     Richard  D.  McCormick*
     Marilyn  C.  Nelson*
     Frank  Popoff*
     Jerry  O.  Williams*


            /S/  STEPHEN  E.  BRILZ
*By  ______________________________
     Stephen  E.  Brilz
     Attorney-in-Fact

Dated:    March  31,  1997
                                 EXHIBIT INDEX
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

Exhibit
Number    Description
--------  --------------------------------------------------------------------------

(4)       Form of Amended and Restated Rights Agreement between U S WEST,
          Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 33-59315).

5         Opinion of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of
          U S WEST, Inc., regarding the legality of the securities being registered.

23-A      Consent of Arthur Andersen LLP.

23-B      Consent of Coopers & Lybrand L.L.P.

23-C      Consent of Stephen E.  Brilz, Corporate Counsel and Assistant Secretary
          of U S WEST, Inc., is included in the opinion of counsel filed as Exhibit
                                                                                  5.

24 Power of Attorney executed by directors and officers who signed this registration statement.
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